Nuveen NWQ Flexible Income Fund

Nuveen Global Infrastructure Fund

Your vote makes a difference. Please vote TODAY!

Shareholder Name

Address

Address

Address

Reference Number:

URGENT NOTICE – UPCOMING SHAREHOLDER MEETING

Dear Shareholder:

We mailed you proxy materials outlining important proposals for your Fund(s).

After careful consideration, your Fund’s Board recommends that you vote FOR the proposals.

We urge you to vote before November 16, 2020, the date of your Fund’s

Special Shareholder Meeting.

Voting takes only a few minutes and can be done over the phone. Please call:

1-866-963-5818 (toll-free)

Hours: 9:00 a.m. - 11:00 p.m. (ET) – Monday through Friday

12:00 p.m. - 6:00 p.m. (ET) – Saturday

You will connect with a representative of Computershare, the firm helping your Fund gather votes, who will:

•	Use the reference number above to locate your voting record.
•	Take your vote over the phone, quickly and easily – it only takes a few moments.
•	Ensure the line is recorded for your protection.
•	Send you a confirmation of your vote by mail.

Thank you for your consideration of this proposal and for investing with Nuveen Funds.

Sincerely,

Christopher M. Rohrbacher

Vice President and Secretary